Exhibit 10.3

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of October 19, 2022, is made and entered into by and between Shenzhen Zhongjiyingfeng Investment Co., Ltd., a company incorporated under the laws of the People’s Republic of China (the “Pledgor”) and JX Luxventure Limited, a company organized under the laws of the Republic of the Marshall Islands (the “Pledgee”).

WHEREAS, Pledgor and Pledgee are parties to that certain Stock Purchase Agreement and Promissory Note, each dated of the date hereof (as amended, restated or otherwise modified from time to time, the “Transaction Documents”); and

WHEREAS, it is a condition precedent to the Pledgee entering into the Transaction Documents that the Pledgor shall have executed and delivered to the Pledgee this Agreement providing for the pledge and grant to Pledgee of a first priority lien on and security interest in all of the common shares (the “Common Shares”) of Hongri International Holdings Limited, a company formed under the laws of the British Virgin Islands (“Hongri”), held by Pledgee and to be transferred to Pledgor pursuant to the Transaction Documents (the “Pledged Shares”), to secure all of the Pledgor’s obligations under the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security.

(a) As security for the Obligations (as defined below), the Pledgor hereby pledges, grants, charges, mortgages, and assigns to the Pledgee the Pledged Shares and hereby pledges, grants, charges, mortgages, and assigns to the Pledgee a first priority lien on, and a first priority security interest in and to, all of the right, title and interest of Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii) all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loan);

(iii) all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv) all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

(v) all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code (the “UCC”) constituting or relating to the foregoing;

(vi) all proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

(vii) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

(b) Pledgor’s obligations secured by this Agreement (the “Obligations”) shall mean all loans, advances, indebtedness, liability, and obligations, owed by Pledgor to the Pledgee of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents or any other agreement or instrument between the Pledgor and the Pledgee, including without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Pledgor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally and whether or not allowed or allowable as a claim in any such proceeding and whether the Pledgor be bound alone or with another or others.

2. Pledge Notation. Promptly following the execution of the Transaction Documents, the Pledgor shall enter a notation into Hongri’s register of members, noting that the Common Shares are subject to a first priority security interest in favor of the Pledgee. The Pledgor hereby agreement that such notation shall not be removed from Hongri’s register of members until the full payment of all amounts due to the Pledgee under the Promissory Note, or the termination or expiration of this Agreement.

3. Rights Relating to Pledged Shares. Only upon (and not prior to) and during the continuance of an Event of Default (as defined below) (the “Trigger Date”), the Pledgee shall be entitled to vote the Pledged Shares, to receive cash dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

4. Client of Record. The Pledgor hereby agrees to keep the Pledgee’s current client of record listed with Hongri’s registered agent in the British Virgin Islands as the client of record until the full payment of all amounts due to the Pledgee under the Promissory Note.

5. Release of Pledged Shares from Pledge. Upon full payment of all amounts due to the Pledgee under the Promissory Note, this Agreement and Pledgee’s security interest and rights in and to the Pledged Shares shall terminate.

6. Event of Default. Each event of default under the Promissory Note shall constitute an “Event of Default” hereunder.

7. Rights Under the UCC. In addition to all other rights granted hereby, and otherwise by law, Pledgee shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

8. Remedies.

(a) From and after the Trigger Date, the Pledgee shall have the right to (i) cause the Pledged Shares to be transferred on the books of the issuer thereof to the name of the Pledgee or any other person, persons, entity or entities designated by the Pledgee to the extent reasonably required to sell the Pledged Shares; and (ii) sell the Pledged Collateral and to apply the proceeds of such sales, net of any selling commissions, to the obligations owed to the Pledgee by the Pledgor under the Promissory Note, including, without limitation, outstanding principal, interest, penalty, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights. From and after the Trigger Date, the Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner they see fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Pledgee shall return to the Pledgor any Pledged Shares released to them and remaining after the Pledgee has applied the net proceeds to all amounts owed to the Pledgee under the Transaction Documents. Pledgor hereby appoints Pledgee, jointly and severally, as Pledgor’s attorneys-in-fact coupled with an interest to execute any and all documents necessary to sell the Pledged Shares upon and any time after the Trigger Date. The foregoing appointment notwithstanding, Pledgor shall cooperate with Pledgee in executing and delivering to Pledgee any instruments the Pledgee may reasonably request in order to sell the Pledged Shares.

(b) Upon and any time after the Trigger Date, the Pledgee shall have the right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or the Promissory Note or in aid of the execution of any power of sale, or for foreclosure of the security interest in the Pledged Shares, or for the sale of the Pledged Shares under the judgment or decree of any court.

(c) Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. The Pledgee shall not be required to make any demand upon or pursue or exhaust any of their rights or remedies against the Pledgor. To the extent permitted by law, the Pledgor hereby waives all requirements for the exercise of any of Pledgee’ remedies other than those provided in this Agreement. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

9. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants to the Pledgee as follows, which representations, warranties and covenants shall survive the execution and delivery of this Agreement and the delivery of the Pledged Shares to the Pledgee:

(a) The Pledgor has the full right, power and authority to enter into and perform this Agreement. This Agreement has been duly entered into and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally, and by the application of usual equitable principles where equitable principles are sought.

(b) The Pledgor has good and marketable title to the Pledged Collateral represented to be owned by the Pledgor, and the Pledged Collateral is not subject to any lien, charge, pledge, encumbrance, claim or security interest of any nature whatsoever, other than the security interest created by the Transaction Documents.

(c) The Pledged Shares have been duly and validly issued and are fully paid and nonassessable.

(d) The Pledgor has not entered into any stock restriction, voting agreement, proxy or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

(e) Pledgor shall not grant, give or pledge or permit to exist any other liens, claims, charges, encumbrances and security interests of any nature whatsoever with respect to any of the Pledged Shares, except for the security interest created by this Agreement. Pledgor shall not grant or give any proxy, power of attorney, option or right of first refusal with respect to any of the Pledged Shares except to the Pledgee.

(f) While this Agreement is in effect, Pledgor will not sell, assign, transfer or otherwise dispose of all or any portion of the Pledged Shares, or any rights therein.

(g) The Pledgor (i) shall maintain at all times the pledge of the Pledged Collateral to the Pledgee, for its benefit, and the Pledgee’s perfected first priority security interest, for its benefit, on the Pledged Collateral; and (ii) defend the Pledged Collateral and the Pledgee’s perfected first priority interest in the Pledged Collateral, for its benefit, thereon and pledge thereof against all claims and demands of all persons at any time and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which, at the Pledgee’s discretion, may be added to the Obligations.

(h) The Pledgor shall (i) keep materially true, complete, and accurate records with respect to the Pledged Collateral, (ii) not take or permit to be taken any action in connection with the Pledged Collateral or otherwise the effect of which would be or have a material adverse effect on the value of the Pledged Collateral (as determined by the Pledgee in its sole discretion).

(i) The Pledgor shall promptly pay all taxes, assessments, fees and other public or private charges when levied or assessed against the Pledged Shares.

(j) The execution and delivery of this Agreement creates a valid and perfected first-priority security interest in the Pledged Shares securing the performance of the Obligations.

(k) the Pledged Shares are “securities” governed by Article 8 of the UCC.

(l) No consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement.

(m) The execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

(n) The representations and warranties set forth in the Stock Purchase Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Stock Purchase Agreement which are applicable thereto.

(o) The Pledgor shall not vote the Pledged Shares in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of Hongri.

(p) The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the obligations under the Promissory Note and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the obligations under the Promissory Note, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Hongri and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or Hongri with respect to the obligations under the Promissory Note.

10. Delivery of Additional Collateral. If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee as additional collateral security for the Obligations.

11. Further Assurances. The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall require.

12. Perfection. The Pledgor hereby irrevocably authorizes the Pledgee to file such financing statements and other documents in such offices and jurisdictions as shall be necessary or as the Pledgee may reasonably deem necessary to perfect and establish the priority of the security interests and liens granted by this Agreement, including any amendments, modifications, extensions or renewals thereof, without the signature of the Pledgor where permitted by law. The Pledgor hereby agrees, upon the Pledgee’s request, to promptly take all such actions as shall be necessary or as the Pledgee may reasonably request to perfect and establish the priority of the security interest and liens granted by this Agreement, including any amendments, modifications, extensions or renewals thereof.

13. Notices. All notices and other communications required or permitted by this Agreement shall be given in accordance with Section 7.03 of the Stock Purchase Agreement.

14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY. Each party hereto hereby agrees that service of process will be validly effected by sending notice in accordance with Section 13. Nothing shall affect the right of the Pledgee to serve process in any manner permitted by law or shall limit the right of the Pledgee to bring proceedings against the Pledgor in the courts of any other jurisdiction having jurisdiction.

15. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Pledgee (which consent may be granted or withheld in the sole discretion of the Pledgee).

16. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Pledgor and the Pledgee or (b) by a waiver in accordance with Section 17.

17. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

19. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21. Entire Agreement. This Agreement together with the Transactions Documents constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings between the parties hereto with respect to the subject matter hereof and thereof.

22. Additional Instruments. At any time and from time to time, upon the request of the Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Pledgee may reasonably request for the purpose of obtaining and preserving the full benefits of this Agreement, including, without limitation, for the purpose of perfecting and maintaining the Pledgee’ security interest in the Pledged Shares.

23. No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the date first written above.

PLEDGOR:

SHENZHEN ZHONGJIYINGFENG INVESTMENT CO., LTD.

By:	/s/ Fang Kai
Name:	Fang Kai
Title:	Legal Representative

PLEDGEE:

JX LUXVENTURE LIMITED

By:	/s/ Sun Lei
Name:	Sun Lei
Title:	Chief Executive Officer